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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C.

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) or (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                             Texas Industries, Inc.
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             (Exact name of registrant as specified in its charter)

  Delaware                                            75-0832210
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(State of Incorporation or Organization)           (I.R.S. Employer
                                                   Identification No.)
1341 W. Mockingbird Lane
Dallas, Texas                                         75247
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(Address of principal executive offices)            (Zip Code)

                               TXI Capital Trust I
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       (Exact name of registrant as specified in its Certificate of Trust)

  Delaware                                           Applied for
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(State of Incorporation or Organization)           (I.R.S. Employer
                                                  Identification No.)
1341 W. Mockingbird Lane
Dallas, Texas                                         75247
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Securities to be registered pursuant to Section 12(b) of the Act:

Title Of Each Class                          Name Of Each Exchange On Which
To Be So Registered                          Each Class Is To Be Registered
-------------------                          ------------------------------

Shared Preference Redeemable                           NYSE
Securities ("SPuRS") (Liquidation
Preference $50 per Preferred Security)
fully and unconditionally guaranteed
by and convertible into the common
stock of Texas Industries, Inc.


Securities to be registered pursuant to Section 12(g) of the Act:

Title Of Each Class                          Name Of Each Exchange On Which
To Be So Registered                          Each Class Is To Be Registered
-------------------                          ------------------------------

                                      None


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Item 1.  Description of Registrant's
         Securities to be Registered

     The description of the securities to be registered is incorporated by reference from Registration Statement on Form S-3 (File No. 333-50517), dated April 20, 1998, as amended by Amendment No. 2.


Item 2.  Exhibits

     The following instruments defining the rights of the holders of the securities to be registered are incorporated by reference from Registration Statement on Form S-3 (File No. 33- 50517), dated April 20, 1998, as amended:

      Exhibit No.   Description

          1         Form of Preferred Security

          2(a)      Certificate of Trust of TXI Capital Trust I

          2(b) Trust Agreement dated as of May 26, 1998 among (i) Texas Industries, Inc., a Delaware corporation (the "Depositor"),
                    (ii) First Chicago Delaware Inc., a Delaware corporation, as Delaware trustee (the "Delaware Trustee"), and (iii) Kenneth
                    R. Allen, Larry L. Clark and James R. McCraw, each an individual, as trustees.

          2(c) Amended and Restated Trust Agreement among Texas Industries, Inc., as Depositor, The First National Bank of Chicago, as Property Trustee, First Chicago Delaware Inc., as Delaware Trustee, the Administrative Trustees named therein and The Several Holders (as defined therein).

          2(d) The Indenture between Texas Industries, Inc. and The First National Bank of Chicago as Trustee.

          2(e)      Form of % Convertible Subordinated Debenture

          2(f) The Guarantee Agreement between Texas Industries, Inc. and The First National Bank of Chicago, as trustee for the benefit of the Holders (as defined therein) of the securities of TXI Capital Trust I.









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                                    SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.




                                       TEXAS INDUSTRIES, INC.
                                       (Registrant)

                                       Date: June 3, 1998
                                            ------------------------------------

                                       By:  /s/ RICHARD M. FOWLER
                                            ------------------------------------
                                            Richard M. Fowler
                                            Vice President-Finance


                                       TXI CAPITAL TRUST I
                                       (Registrant)

                                       Date: June 3, 1998
                                            ------------------------------------



                                       By:  /s/ KENNETH R. ALLEN
                                            ------------------------------------
                                            Kenneth R. Allen
                                            Administrative Trustee


                                       By:  /s/ JAMES R. MCCRAW
                                            ------------------------------------
                                            Larry L. Clark
                                            Administrative Trustee


                                       By:  /s/ JAMES R. MCCRAW
                                            ------------------------------------
                                            James R. McCraw
                                            Administrative Trustee